EXHIBIT 21

Computer Network Technology Corporation
Subsidiaries of the Registrant

Computer Network Technology Japan, K.K.
—Incorporated under Japanese law

Articulent, Inc.
—Incorporated under Delaware law

Articulent, LLC
—Organized under Minnesota law

CNT Acquisition I Corporation
—Incorporated under Minnesota law

CNT Telecom Services, Inc.
—Incorporated under Minnesota law

Computer Network Tech. Pty. Ltd.
—Incorporated under Australia law

Computer Network Technology do Brasil, Ltda
—Incorporated under Brazilian law

Inrange Technologies Corporation
—Incorporated under Delaware law

Inrange Financial Corporation
—Incorporated under Delaware law

Inrange Global Consulting, Inc.
—Incorporated under Delaware law

Inrange Development Corporation
—Incorporated under Delaware law

Data Switch Subsidiary Stock Corporation
—Incorporated under Delaware law

Inrange Technologies Canada Inc.
—Incorporated under Canadian law

CNT Italia S.r.L.
—Incorporated under Italian law

CNT Belgium
—Incorporated under Belguim law

CNT A.G.
—Incorporated under Swiss law

CNT France Holdings SAS
—Incorporated under French law

CNT France SAS
—Incorporated under French law

CNT International Ltd.
—Incorporated under English law

CNT GmbH
—Incorporated under German law

Computer Network Technology International Ltd.
—Incorporated under English law

Inrange Technologies Ltd.
—Incorporated under English law

Data Switch Electronic Systems GmbH
—Incorporated under German law

General Signal Networks GmbH
—Incorporated under German law